Exhibit 99.2

Arcadia Biosciences, Inc.

Consolidated Balance Sheets

(Unaudited)

(In thousands, except share data)

	As of December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$6,518	$20,644
Short-term investments	5,124	—
Accounts receivable and other receivables, net of allowance for doubtful accounts of $0 and $3 as of December 31, 2023 and 2022, respectively	514	1,221
Inventories, net — current	1,958	2,321
Assets held for sale	51	87
Prepaid expenses and other current assets	807	795
Current assets of discontinued operations	—	330
Total current assets	14,972	25,398
Property and equipment, net	384	680
Right of use assets	792	1,848
Inventories, net — noncurrent	3,354	767
Intangible assets, net	39	40
Other noncurrent assets	164	165
Noncurrent assets of discontinued operations	—	24
Total assets	$19,705	$28,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$2,410	$2,855
Amounts due to related parties	58	48
Operating lease liability — current	852	1,010
Other current liabilities	270	270
Current liabilities of discontinued operations	—	26
Total current liabilities	3,590	4,209
Operating lease liability — noncurrent	155	1,007
Common stock warrant and option liabilities	1,257	806
Other noncurrent liabilities	2,000	2,000
Total liabilities	7,002	8,022
Commitments and contingencies (Note 13)
Stockholders’ equity:
Common stock, $0.001 par value—150,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 1,285,337 and 616,079 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively.	65	65
Additional paid-in capital	284,515	278,827
Accumulated other comprehensive income	101	—
Accumulated deficit	(271,840)	(257,859)
Total Arcadia Biosciences stockholders’ equity	12,841	21,033
Non-controlling interest	(138)	(133)
Total stockholders' equity	12,703	20,900
Total liabilities and stockholders’ equity	$19,705	$28,922

Arcadia Biosciences, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(In thousands, except share data and per share data)

	Year Ended December 31,
	2023	2022
Revenues:
Product	$5,313	$6,422
License	17	879
Royalty	—	—
Total revenues	5,330	7,301
Operating expenses (income):
Cost of revenues	3,300	6,101
Research and development	1,387	1,509
Gain on sale of Verdeca	—	(1,138)
Impairment of intangible assets	—	141
Change in fair value of contingent consideration	—	(70)
Gain on sale of property and equipment	(40)	(314)
Impairment of property and equipment	—	160
Impairment of ROU asset	113	—
Selling, general and administrative	14,508	15,036
Total operating expenses	19,268	21,425
Loss from operations	(13,938)	(14,007)
Interest income	695	289
Other income, net	48	9
Valuation loss on March 2023 PIPE	(6,076)	—
Change in fair value of common stock warrant and option liabilities	6,544	3,209
Issuance and offering costs allocated to liability classified options	(430)	(314)
Net loss from continuing operations before income taxes	(13,157)	(10,814)
Income tax expense	(8)	(14)
Net loss from continuing operations	(13,165)	(10,828)
Net loss from discontinued operations	(821)	(4,784)
Net loss	(13,986)	(15,612)
Net loss attributable to non-controlling interest	(5)	(236)
Net loss attributable to common stockholders	$(13,981)	$(15,376)
Net loss per share attributable to common stockholders:
Basic and diluted from continuing operations	$(10.64)	$(17.67)
Basic and diluted from discontinued operations	$(0.66)	$(7.98)
Weighted-average number of shares used in per share calculations:
Basic and diluted	1,236,934	599,389
Other comprehensive income, net of tax
Unrealized gains on available-for-sale securities	$101	$—
Other comprehensive income	$101	$—
Comprehensive loss attributable to common stockholders	$(13,880)	$(15,376)

Arcadia Biosciences, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,986)	$(15,612)
Adjustments to reconcile net loss to cash used in operating activities:
Change in fair value of common stock warrant and option liabilities	(6,544)	(3,209)
Change in fair value of contingent consideration	—	(70)
Issuance and offering costs allocated to liability classified options	430	314
Valuation loss on March 2023 PIPE	6,076	—
Depreciation	287	439
Amortization of intangible assets	—	40
Lease amortization	697	884
Impairment of intangible assets	—	404
Gain on disposal of equipment	(40)	(314)
Stock-based compensation	717	1,106
Bad debt expense	20	60
Gain on sale of Verdeca	—	(1,138)
Write-down of inventories	444	2,471
Impairment of property and equipment	—	530
Impairment of ROU asset	113	—
Changes in operating assets and liabilities:
Accounts receivable and other receivables	184	592
Inventories	(2,419)	1,118
Prepaid expenses and other current assets	1	91
Other noncurrent assets	2	16
Accounts payable and accrued expenses	(522)	(757)
Amounts due to related parties	10	(16)
Other current liabilities	—	6
Operating lease payments	(764)	(932)
Net cash used in operating activities	(15,294)	(13,977)
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment	115	920
Proceeds from sale of Verdeca — earn-out received	569	569
Proceeds from sale of investments	2,502	—
Purchases of property and equipment	(5)	(72)
Purchases of investments	(7,525)	—
Net cash (used in) provided by investing activities	(4,344)	1,417
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from March 2023 PIPE	5,997	—
Payments of offering costs relating to March 2023 PIPE	(497)	—
Proceeds from issuance of common stock, pre-funded warrants and preferred investment options from August 2022 Offering	—	5,000
Payments of offering costs relating to August 2022 Offering	—	(488)
Proceeds from ESPP purchases	12	7
Net cash provided by financing activities	5,512	4,519
Net decrease in cash and cash equivalents	(14,126)	(8,041)
Cash and cash equivalents — beginning of period	20,644	28,685
Cash and cash equivalents — end of period	$6,518	$20,644

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for interest	$—	$1
NONCASH TRANSACTIONS:
Common stock warrant liabilities reclassified to equity upon adoption of ASU 2020-06	$—	$3,392
Common stock options issued to placement agent and included in offering costs related to August 2022 RDO securities purchase agreement	$—	$191
Common stock options issued to placement agent and included in offering costs related to March 2023 PIPE	$212	$—
Right of use assets obtained in exchange for new operating lease liabilities	$—	$114
Proceeds from sale of property and equipment in accounts receivable and other receivables	$8	$19
Warrant and option modifications included in Valuation loss on March 2023 PIPE	$404	$—

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